UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2015

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Federal	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreements.  On March 23, 2015, Georgetown Bancorp, Inc. (the “Company”) and Georgetown Bank (the “Bank”) the wholly-owned subsidiary of the Company, renewed employment agreements (the “Agreements”) with Robert E. Balletto, President and Chief Executive Officer, and Joseph W. Kennedy, Senior Vice President and Chief Financial Officer (each, an “Executive” and collectively, the “Executives”), effective as of April 11, 2015.

Under the terms of the Agreements, Messrs. Balletto and Kennedy will receive annual salaries of $200,000 and $140,100, respectively. The Executives will be entitled to participate in employee benefit plans, arrangements and perquisites and will be eligible for annual incentive compensation and bonuses. The Agreements also provide for reimbursement of ordinary and necessary business expenses, subject to the approval of the Board of Directors of the Bank. In addition, the Agreements acknowledge that the Executives and the Bank have entered into endorsement split dollar agreements with a pre-retirement death benefit of $2.0 million for Mr. Balletto and $1.0 million for Mr. Kennedy. The Agreements require the Bank to make a tax-adjusted compensation payment towards the purchase of an additional life insurance policy to be owned by the Executive with a death benefit of $1.0 million.

Upon termination of an Executive’s employment by the Bank for cause, the Executive will have no right to receive compensation or other benefits for any period after termination. In the event the Executive’s employment is terminated by the Bank for any reason, excluding termination due to retirement, disability, for cause or termination following a change in control, or in the event of the Executive’s resignation for good reason (as defined in the Agreements) the Executive would be entitled to a payment equal to two times, in the case of Mr. Balletto, and one times, in the case of Mr. Kennedy, the sum of the highest annual rate of base salary, as well  as the continuation of life insurance (including coverage under the endorsement split dollar agreement), and medical and dental insurance coverage for two years in the case of Mr. Balletto and one year in the case of Mr. Kennedy.  In addition, the Executive would be entitled to a cash payment equal to two times, in the case of Mr. Balletto, and one times in the case of Mr. Kennedy, the tax-adjusted compensation payment toward the individually-owned life insurance policy. The executive would also fully vest in all non-vested stock options and/or restricted stock that have been granted to him. In the event such termination occurs following a change in control, each Executive would be entitled to the payment of a cash severance payment equal to three times his highest annual rate of base salary and three times the tax-adjusted compensation payment towards individually-owned life insurance. The executive would also fully vest in all non-vested stock options and/or restricted stock that have been granted to him. In the event payments made in connection with a change in control would result in an excess parachute payment under Section 280G of the Internal Revenue Code, the benefits payable to the Executive would be reduced to avoid the excess parachute payment.

Under each employment agreement, if an Executive is terminated due to disability (as defined in his  employment agreement), he will be entitled to continued life insurance and non-taxable medical and dental coverage substantially comparable to the coverage maintained prior to termination due to disability (except to the extent such coverage is changed for all employees or not available on an individual basis following disability)  until the earlier of:  (i) the Executive’s return to full-time employment with Georgetown Bank; (ii) the executive’s employment by another employer; (iii) the executive’s attainment of age 65; (iv) the Executive’s death, or (v) 24 months following the Executive’s termination due to disability.

In the event of the Executive’s retirement (as defined in the Agreements), the Executive will be entitled to benefits under the Bank’s retirement policy and other plans to which he is party but will not be entitled to any benefit payment specifically as a result of the employment agreement.

The Agreements with the Company are substantially similar to the employment agreements between the Executives and the Bank, except that the Company agreements do not contain certain regulatory language that is required to be included in the employment agreements with the Bank.  In addition, the Agreements do not provide for an automatic reduction in benefits in order to avoid an excess parachute payment, if any, in connection with the payment of severance benefits following a change in control of the Company.  The Agreements also make clear that there will be no duplication of benefits between the benefits provided under the Agreements and the benefits that may be provided under the similar employment agreements between the Executives and the Bank.  To the extent payments and benefits, as provided for under the Agreements, are paid or received by the Executives under the employment agreement in effect between Executives and the Bank, the payments and benefits paid by the Bank will be subtracted from any amount or benefit due simultaneously to Executives under similar provisions of the Agreements.

The foregoing description of the Agreements is qualified in its entirety by reference to the Agreements attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01.             Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired:  None.

(b)                                 Pro Form Financial Information:  None.

(c)                                  Shell Company Transaction:  None.

(d)                                 Exhibits:

Exhibit No.	Description

Exhibit 10.1	Employment Agreement between Georgetown Bancorp, Inc. and Mr. Robert E. Balletto, dated March 23, 2015

Exhibit 10.2	Employment Agreement between Georgetown Bank and Mr. Robert E. Balletto, dated March 23, 2015

Exhibit 10.3	Employment Agreement between Georgetown Bancorp, Inc. and Mr. Joseph W. Kennedy, dated March 23, 2015

Exhibit 10.4	Employment Agreement between Georgetown Bank and Mr. Joseph W. Kennedy, dated March 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: March 25, 2015	By:	/s/Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President and
Chief Financial Officer